UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 28, 2018

HILL INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33961	20-0953973
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Commerce Square 2005 Market Street, 17th Floor Philadelphia, PA	19103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (215) 309-7700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 28, 2018, the Board of Directors (the “Board”) of Hill International, Inc. (the “Company”) voted to appoint each of Arnaud Ajdler and James Chadwick as additional independent members of the Board, effective as of October 1, 2018.  The initial term of Mr. Ajdler’s appointment will be from October 1, 2018 until the 2018 annual meeting of stockholders which is scheduled for December 6, 2018.  The initial term of Mr. Chadwick’s appointment will be from October 1, 2018 until the annual meeting of stockholders in 2020. In addition, the Board has appointed Mr. Ajdler to serve on the Board’s Compensation Committee, which he will chair.

As previously disclosed in the Company’s filings, the Company is a party to certain Nomination and Standstill Agreements whereby the Company has agreed to nominate each of Mr. Ajdler and Mr. Chadwick to the Board at the Company’s annual meeting of stockholders in 2018.

Mr. Ajdler has served as the managing partner for Engine Capital L.P., a value-oriented investment firm, since 2013. Mr. Ajdler, who was a member of Hill’s Board from June 2006 to June 2009, currently sits on the boards of Stewart Information Services Corporation (NYSE:STC) and StarTek, Inc. (NYSE:SRT). He earned a BS in Mechanical Engineering from the Free University of Brussels, Belgium, an MS in Aeronautics from the Massachusetts Institute of Technology (MIT), and an MBA from Harvard Business School.

Mr. Chadwick has served as a Director of the investment firm Alternative Investments with Ancora Advisors, LLC. since 2014. He has served on the board of seven public companies. Mr. Chadwick earned a BA from the University of California Los Angeles.

Item 8.01.                                        Other Events.

In addition, the Board has elected David D. Sgro as Chairman of the Board, effective as of October 1, 2018.

The Company has issued a press release on October 2, 2018 regarding the matters described above.  A copy of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference into this Item 8.01.

Item 9.01  Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit Number	Description
99.1	Press Release of the Company, dated October 2, 2018.

* * *

Certain statements contained herein may be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and it is our intent that any such statements be protected by the safe harbor created thereby. Except for historical information, the matters set forth herein including, but not limited to, any statements of belief or intent, any statements concerning our plans, strategies and objectives for future operations; and any statements regarding our intent to file late periodic reports or relisting on a national securities exchange, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties. Although we believe that the expectations, estimates and assumptions reflected in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Important factors that could cause our actual results to differ materially from estimates or projections contained in our forward-looking statements are set forth in the Risk Factors section and elsewhere in the reports we have filed with the Securities and Exchange Commission, including that unfavorable global economic conditions may adversely impact our business, our backlog may not be fully realized as revenue, our expenses may be higher than anticipated, and the review of the Company’s accounting, accounting policies and internal control over financial reporting, and the preparation of and the audit or review, as applicable, of filings may take longer than currently anticipated or additional restatement adjustments may be identified.  We do not intend, and undertake no obligation, to update any forward-looking statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILL INTERNATIONAL, INC.

	By:	/s/ William H. Dengler, Jr.
	Name:	William H. Dengler, Jr.
Dated: October 2, 2018	Title:	Executive Vice President and General Counsel